EXHIBIT 8.3


                                                          [Bedell Cristin Logo]
                                                          Jersey Guernsey London
 [  ] 2008


Gracechurch Card Programme Funding Limited
(in its capacity as Issuing Entity)
26 New Street
St Helier
Jersey
JE2 3RA

Gracechurch Receivables Trustee Limited
(in its capacity as Receivables Trustee)
26 New Street
St. Helier
Jersey
JE2 3RA
Channel Islands

Barclaycard Funding PLC
(in its capacity as MTN Issuing Entity)
1 Churchill Place
London
E14 5HP


Dear Sirs


GRACECHURCH CARD PROGRAMME FUNDING LIMITED (THE "ISSUING ENTITY")
GRACECHURCH RECEIVABLES TRUSTEE LIMITED (THE "RECEIVABLES TRUSTEE") (TOGETHER, THE "JERSEY COMPANIES")


We have acted as Jersey tax counsel to the Jersey Companies each of which is a limited liability company incorporated in Jersey, in connection with the preparation of the pre-effective amendment number one on Form S-3 to the Registration Statement on Form S-3 dated [ ] 2008 (the "REGISTRATION STATEMENT"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"). Under the programme the Receivables Trustee acts as trustee of an English law governed receivables trust constituted pursuant to the terms of the declaration of trust and trust cash management agreement in the form incorporated by reference as exhibit 4.1 to the Registration Statement. Barclaycard Funding PLC (the "MTN ISSUING ENTITY") is one of the beneficiaries of the said receivables trust and has issued and it is anticipated hereafter will issue from time to time in relation to series within the programme limited recourse medium term note certificates pursuant to the terms of the English law governed MTN security trust deed and MTN cash management agreement filed as exhibit 4.3 to the Registration Statement and supplements thereto. The Issuing Entity is establishing the MTN programme in which it will issue limited recourse medium term notes in series to investors from time to time as detailed in the prospectus which has been included with the Registration Statement and pursuant to the English law governed note trust deed filed as exhibit 4.5 to the Registration Statement and supplements thereto a form of which is attached to the Registration Statement as Exhibit 4.6. The Issuing


BEDELL CRISTIN JERSEY PARTNERSHIP


PO Box 75, 26 New Street      T +44 (0) 1534 814814      PARTNERS A.J Dessain A.O. Dart, M.H. Richardson, A.D. Robinson,
St. Helier, Jersey            F +44 (0) 1534 814815      Z.J. Howard, R.C. Gerwat, D.G. Le Sueur, M.H.D. Taylor, E.C.G. Bennett,
Channel Islands, JE4 8PP      www.bedellgroup.com        P. Byrne, S.M. Hollywood, M. Paul, D.M.Cadin, G.J. Barbour, J.A. Campbell,
                                                         M.T. Dunlop
                                                         CONSULTANT A.S. Regal

Entity will use the proceeds of the issuance of such notes to acquire limited recourse medium term note certificates to be issued by the MTN Issuing Entity.

We confirm subject to the qualifications and reservations contained therein that, under current Jersey law, the statements set forth in the Registration Statement under the headings "Tax Considerations - Jersey Tax Status" and "Material Jersey Tax Considerations" to the extent that they constitute matters of Jersey law, are correct in all material respects. The summary of the anticipated tax treatment in Jersey of the Receivables Trustee and the Issuing Entity in the section referred to above is based on applicable Jersey taxation law and practice in force at the date of this document and does not constitute legal or tax advice. The statements concerning Jersey tax consequences contained in the Registration Statement do not purport to discuss all possible Jersey tax ramifications of the proposed issuance and are limited to the matters expressly referred to in those statements. Prospective investors should consult their professional advisers on the implications of subscribing for, buying, holding, selling, redeeming or disposing of notes to be issued by the Issuing Entity under the laws of the jurisdictions in which they may be liable to taxation. Prospective investors should be aware that tax rules and practice and their interpretation may change.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Bedell Cristin in the Registration Statement. In giving such consent, we do not admit that we are "experts", within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion shall be governed by and construed in accordance with Jersey law.

Yours faithfully